                                                                   Exhibit 10.67


                                                                Loan No. 3212525



                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT made as of March 1, 1999, by BIRCH
POND REALTY CORPORATION, a Delaware corporation (doing business in the State of New Hampshire as BPRC), with a principal place of business at 100 Birch Pond Drive, Tilton, New Hampshire 03289 and DM MANAGEMENT COMPANY, a Delaware corporation with a mailing address at 25 Recreation Park Drive, Hingham, Massachusetts 02043, (hereinafter, together, "INDEMNITOR"), to and for the benefit of JOHN HANCOCK REAL ESTATE FINANCE, INC., a Delaware corporation, having its principal place of business at John Hancock Place, T-53, 200 Clarendon Street, Boston, Massachusetts 02116 ("MORTGAGEE"),

                              W I T N E S S E T H:

         WHEREAS, Birch Pond Realty Corporation has applied to Mortgagee for a real estate mortgage loan in the amount of TWELVE MILLION AND 0/100 DOLLARS ($12,000,000.00) (the "LOAN"), to be evidenced by its note (the "NOTE") in that amount of even date herewith, secured by a real estate mortgage (the "MORTGAGE") on property now known as Dm Management Office and Distribution Facility and located at 100 Birch Pond Drive, Tilton, Belknap County, New Hampshire (the "MORTGAGED PROPERTY"), bearing the same date as the Note; and

         WHEREAS, Mortgagee is unwilling to make said Loan unless Indemnitor agrees to indemnify and hold Mortgagee harmless from and against certain matters;

         WHEREAS, Indemnitor desires to give such indemnification to Mortgagee in order to induce Mortgagee to make the Loan; and

         WHEREAS, Indemnitor has full authority and power to execute and deliver this Indemnification Agreement and to assume liability hereunder;

         NOW, THEREFORE, for the purpose of inducing Mortgagee to make the Loan to Indemnitor, which Indemnitor acknowledges is good, valuable, and sufficient consideration:

         1.       INDEMNITIES.

                  (a) Notwithstanding any provisions in the Note or Mortgage or any other instrument evidencing, securing, guaranteeing or executed in connection with the Loan (collectively the "LOAN DOCUMENTS") limiting or negating Indemnitor's personal liability, Indemnitor agrees to unconditionally and absolutely indemnify and hold Mortgagee (as defined in Section 12 hereof), its officers, directors, policyholders, employees, agents and attorneys harmless from and against any loss, cost, liability, damage, claim or expense, including reasonable attorneys' fees, suffered or incurred by Mortgagee in connection with the Mortgaged Property at any time, whether before, during or after enforcement of Mortgagee's rights and remedies upon default under the Loan Documents, under or on account of, or as a result of (i) any Environmental Laws, as that term is defined in Section 13 hereof, (ii) any presence (other than "Complying Hazardous Materials,

                                                                Loan No. 3212525


         as defined below),release, or threat of release of Hazardous Materials, as defined in Section 13 hereof, at, upon, under or within the Mortgaged Property, (iii) the presence of asbestos or asbestos-containing materials, PCB's, radon gas, urea formaldehyde foam insulation or lead (whether in paint, water, soil, or plaster) at the Mortgaged Property, (iv) any breach of the covenants and warranties made in Section 2 hereof or in Paragraph 39 of the Mortgage or in that certain Environmental Certificate, as amended
         (the "ENVIRONMENTAL CERTIFICATE") executed in connection with Indemnitor's application for the Loan, (v) the falsity of any of the representations made in Section 2 hereof or in Paragraph 39 of the Mortgage or in the Environmental Certificate, whether or not caused by Indemnitor or (vi) the failure of Indemnitor to duly perform the obligations or actions set forth in Section 2 hereof and in Paragraph 39 of the Mortgage, including, without limitation, for all parts of this subsection 1(a), with respect to: (A) the imposition by any governmental authority of any lien upon the Mortgaged
         Property, (B) clean-up costs, (C) liability for personal injury or property damage or damage to the environment, (D) any diminution in the value of the Mortgaged Property and (E) fines, penalties and punitive damages. The term "COMPLYING HAZARDOUS MATERIALS" shall mean substances generally available and (a) used in the ordinary course of managing and operating the Mortgaged Property for their intended purpose to clean and maintain the Mortgaged Property, or
         (b) used by tenants at the Mortgaged Property in their ordinary course of business; provided that, in each case, the use, storage and disposal of all such substances shall be conducted in strict compliance with all applicable laws.

                  (b) Indemnitor further agrees that Mortgagee shall not assume any liability or obligation for loss, damage, fines, penalties, claims or duty to clean up or dispose of wastes or materials on or relating to the Mortgaged Property as a result of any conveyance of title to the Mortgaged Property to the Mortgagee or otherwise or as a result of any inspections or any other actions made or taken by Mortgagee on the Mortgaged Property. Indemnitor agrees to remain fully liable and shall indemnify and hold harmless Mortgagee from any costs, expenses, clean-up costs, waste disposal costs, litigation costs, fines and penalties, including without limitation any costs, expenses, penalties and fines within the meaning of any Environmental Laws.

                  (c) Indemnitor shall assume the burden and expense of defending Mortgagee, with counsel satisfactory to Mortgagee, against all legal and administrative proceedings arising out of the occurrences set forth in this Indemnification Agreement. Mortgagee shall have the right, but not the obligation, to participate in the defense of any such proceedings. Indemnitor may compromise or settle any such proceedings without the consent of Mortgagee only if the claimant agrees as part of the compromise or settlement that Mortgagee shall have no responsibility or liability for the payment or discharge of any amount agreed upon or obligation to take any other action.

                  (d) Indemnitor shall pay when due any judgments against Mortgagee which have been indemnified under this Indemnification Agreement and which are rendered by a final order or decree of a court of competent jurisdiction from which no further appeal may be taken or has been taken within the applicable appeal period. In the event that such payment is not made, Mortgagee, in its sole discretion, may pay any such judgments, in whole or in part, and look to Indemnitor for




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                                                                Loan No. 3212525


         reimbursement pursuant to this Indemnification Agreement, or may proceed to file suit against Indemnitor to compel such payment.

                  (e) It is understood that the presence and/or release of substances referred to in section 1(a) hereof does not pertain to a presence and/or release which first occurs solely after (A) repayment of the Loan in full accordance with the Loan Documents or (B) acquisition of title to the Mortgaged Property by Mortgagee upon a foreclosure or acceptance of a deed in lieu of foreclosure and surrender of possession and occupancy of the Mortgaged Property by Indemnitor, its agents, affiliates, employees and independent contractors. Indemnitor shall have the burden of proving that the conditions in this subsection (e) were satisfied by clear and convincing evidence and shall continue to defend with counsel satisfactory to Mortgagee and shall indemnify and hold Mortgagee harmless for all matters set forth in Section 1(a) hereof, unless and until a court of competent jurisdiction finds that Indemnitor has met such burden.

         2. INDEMNITOR'S REPRESENTATIONS AND WARRANTIES. Indemnitor hereby represents and warrants to Mortgagee as follows:

                  (a) Indemnitor is solvent and the execution of this Indemnification Agreement does not render Indemnitor insolvent. Any and all financial statements, balance sheets, net worth statements and other financial data which have heretofore been furnished to Mortgagee with respect to Indemnitor fairly and accurately present the financial condition of Indemnitor as of the date they were furnished to Mortgagee and, since that date, there has been no material adverse change in the financial condition of Indemnitor.

                  (b) There are no legal proceedings or material claims or demands pending against or, to the best of Indemnitor's knowledge, threatened against Indemnitor or any of its assets, except if set forth in any EXHIBIT A attached hereto.

                  (c) The execution and delivery of this Indemnification Agreement and the assumption of liability hereunder have been in all respects authorized and approved by Indemnitor and, if applicable, each constituent party or owner of Indemnitor; Indemnitor has full authority and power to execute this Indemnification Agreement and to perform its obligations hereunder; and this Indemnification Agreement constitutes a legal, valid and binding obligation of Indemnitor and is enforceable in accordance with its terms, except as may be limited by (i) bankruptcy, insolvency, or other similar laws affecting the rights of creditors generally, and (ii) general principles of equity.

                  (d) Neither the execution nor the delivery of this Indemnification Agreement nor the fulfillment and compliance with the provisions hereof will conflict with or result in a breach of or constitute a default under or result in the creation of any lien, charge or encumbrance upon any property or assets of Indemnitor under any agreement or instrument to which Indemnitor is now a party or by which it may be bound.



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                                                                Loan No. 3212525


                  (e) (i) Indemnitor has performed reasonable investigations, studies and tests as to any possible environmental contamination, liabilities or problems with respect to the Mortgaged Property and such investigations, studies and tests have disclosed no Hazardous Materials or possible violations of any Environmental Laws.


                           (ii) To the best of Indemnitor's knowledge, there
                  have been no releases of Hazardous Materials either at, upon, under or within the Mortgaged Property and no Hazardous Materials have migrated to the Mortgaged Property. No Hazardous Materials are located, stored or used on (other than Complying Hazardous Materials) or have been processed or disposed of on or released or discharged from (including ground water contamination) the Mortgaged Property, and no above or underground storage tanks exist on the Property.

                           (iii) Indemnitor shall not allow any Hazardous
                  Materials to exist or be stored, located, discharged, released, possessed, managed, processed or otherwise handled on the Mortgaged Property(except materials which (a) are ordinarily and customarily used in the regular operation of the Mortgaged Property as an office, warehouse, distribution and industrial building by the Mortgagor or any current tenant or any future tenant, which tenant and its lease have been approved by the Mortgagee, and (b) are used, stored, disposed of and handled in compliance with and in quantities permitted by all applicable Environmental Laws), and shall strictly comply with all Environmental Laws affecting the Mortgaged Property, including those laws regarding the generation, storage, disposal, release and discharge of Hazardous Materials. Without limiting the generality of the foregoing, Indemnitor has not been, is not and will not become involved in operations at the Mortgaged Property which could lead to imposition on Indemnitor of liability under any Environmental Law. Indemnitor expressly warrants, represents and covenants that Indemnitor shall strictly comply with all requirements of applicable Environmental Laws and shall immediately notify Mortgagee of any releases of Hazardous Materials at, upon, under or within the Mortgaged Property.

                           (iv) Neither Indemnitor, the Mortgaged Property or
                  any affiliate of Indemnitor (A) has received notice of or is subject to any private or governmental lien or judicial or administrative notice, order or action relating to Hazardous Materials or environmental problems, impairments or liabilities with respect to the Mortgaged Property or such other property or (B) is in or, with any applicable notice or lapse of time or failure to take certain curative or remedial actions, will be in either direct or indirect violation of any Environmental Laws.

                           (v) Indemnitor shall strictly comply with the
                  requirements of all Environmental Laws affecting the Mortgaged Property.

                           (vi) Indemnitor hereby warrants and represents that,
                  except as set forth on Exhibit B attached hereto and made a part hereof, all of the answers on the Environmental



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                                                                Loan No. 3212525


                  Certificate are true and complete as of the date hereof. Indemnitor shall immediately notify Mortgagee in writing should Indemnitor become aware that any of the answers on the Environmental Certificate either (A) was not true at the time the Environmental Certificate was executed or (B) becomes untrue during the term of the Loan.

         3. WAIVERS. Indemnitor hereby waives the following: (a) notice of Mortgagee's acceptance of this Indemnification Agreement; (b) notice of Indemnitor's grant to Mortgagee of a security interest lien or encumbrance in any of Indemnitor's assets; (c) Mortgagee's release, waiver, modification or amendment of any Loan Document or any security interest, lien or encumbrance in any other party's assets given to Mortgagee to secure any Loan Document; (d) presentment, demand, notice of default, non-payment, partial payment and protest and all other notices or formalities to which Indemnitor may be entitled; (e) extensions of time of payment of the Note granted to Indemnitor or any other forbearances in Mortgagee's enforcement of the Loan Documents; (f) acceptance from Indemnitor (or any other party) of any partial payment or payments of the Note or any collateral securing the payment thereof or the settlement, subordination, discharge or release of the Note; (g) notice of any of the matters set forth in parts (c) through (f) of this Section 3; (h) all suretyship defenses of every kind and nature; and (i) the defense of the statute of limitations in any action brought to enforce this Indemnification Agreement. Indemnitor agrees that Mortgagee may have done, or at any time may do, any or all of the foregoing actions in such manner, upon such terms and at such times as Mortgagee, in its sole discretion, deems advisable, without in any way impairing, affecting, reducing or releasing Indemnitor from Indemnitor's obligations under this Indemnification Agreement and Indemnitor hereby consents to each of the foregoing actions.

         4.       ENFORCEMENT.

                  (a) Indemnitor agrees that this Indemnification Agreement may be enforced by Mortgagee without first resorting to or exhausting any other security or collateral or without first having recourse to the Note or any of the property covered by the Mortgage through foreclosure proceedings or otherwise; provided, however, that nothing herein contained shall prevent Mortgagee from suing on the Note or foreclosing the Mortgage or from exercising any other rights thereunder.

                  (b) Indemnitor agrees that the indemnifications set forth herein are separate, independent of and in addition to Birch Pond Realty Corporation's undertakings under the Note. Indemnitor agrees that a separate action may be brought to enforce the provisions of this Indemnification Agreement which shall in no way be deemed to be an action on the Note, whether or not Mortgagee would be entitled to a deficiency judgment following a judicial foreclosure or sale under the Mortgage.

                  (c) This Indemnification Agreement shall be enforced and construed in accordance with the laws of the state in which the Mortgaged Property is located. Indemnitor hereby submits to personal jurisdiction in said state for the enforcement of this Indemnification Agreement and hereby waives any claim or right under the laws of any other state or of the United States to object to such jurisdiction. If such litigation is commenced, Indemnitor agrees that service of process may



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                                                                Loan No. 3212525


         be made by serving a copy of the summons and complaint upon Indemnitor, through any lawful means, including upon its registered agent within said state, whom Indemnitor hereby appoints as its agent for these purposes. Nothing contained herein shall prevent Mortgagee's bringing any action or exercising any rights against Indemnitor personally or against any property of Indemnitor within any other county, state, or country. The means of obtaining personal jurisdiction and perfecting service of process set forth above are not intended to be exclusive but are in addition to all other means of obtaining personal jurisdiction and perfecting service of process now or hereafter provided by applicable law.

         5. DURATION. Indemnitor agrees that this Indemnification Agreement shall survive a foreclosure or the taking of a deed in lieu of foreclosure, the discharge of Indemnitor's obligations under any of the Loan Documents, or any transfer of the Mortgaged Property.

         6. NOTICE BY INDEMNITOR. Indemnitor shall promptly after obtaining knowledge thereof advise Mortgagee in writing of (a) any governmental or regulatory actions instituted or threatened in writing under any Environmental Law affecting the Mortgaged Property or the matters indemnified hereunder, including without limitation any notice of inspection, abatement or non-compliance; (b) all claims made or threatened in writing by any third party against Indemnitor or the Mortgaged Property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from the presence, release, threat of release or discharge on or from the Mortgaged Property of any Hazardous Materials; and (c) Indemnitor's discovery of the presence of Hazardous Materials on the Mortgaged Property or on any real property adjoining or in the vicinity of the Mortgaged Property, or of any occurrence or condition on any such property which could subject Indemnitor or the Mortgaged Property to a claim under any Environmental Law or to any restrictions on ownership, occupancy, transferability or use of the Mortgaged Property under any Environmental Law. Indemnitor shall deliver to Mortgagee any documentation or records as Mortgagee may request and which are susceptible of being obtained by Indemnitor without undue cost or expense and without the necessity for initiating legal proceedings to obtain the same in connection with all such actions, claims, discoveries, notices, inquiries and communications and shall advise Mortgagee of any subsequent developments regarding the same.

         7. PAYMENT OF MORTGAGEE'S EXPENSES. If Mortgagee retains counsel for advice or other representation to enforce Indemnitor's obligations hereunder, the attorneys' fees arising from such services and all related expenses and court costs shall be paid by Indemnitor upon demand of Mortgagee. If Mortgagee retains counsel for advice or other representation for any other matter arising hereunder, including, without limitation, any litigation, contest, dispute, suit, or proceeding (whether instituted by Mortgagee, Indemnitor, or any other party) relating to any of the occurrences for which indemnification is given in this Indemnification Agreement or otherwise relating in any way to this Indemnification Agreement and the indemnities described herein, the reasonable attorney's fees arising from such services and all related reasonable expenses and court costs shall be paid by Indemnitor upon demand of Mortgagee.



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                                                                Loan No. 3212525

         8. NO WAIVER.

                  (a) Indemnitor's obligations hereunder shall in no way be impaired, reduced or released by reason of (i) Mortgagee's omission or delay to exercise any right described herein or (ii) any act or omission of Mortgagee in connection with any notice, demand, warning or claim regarding violations of codes, laws or ordinances governing the Mortgaged Property.

                  (b) Nothing contained herein shall constitute or be construed as a waiver of any statutory or judicial federal, state or local law which may provide rights or remedies to Mortgagee against Indemnitor or others in connection with any claim relating to the Mortgaged Property and pertaining to the presence and/or release, threatened release, storage, disposal, generating or removal of any Hazardous Materials or to the failure to comply with any Environmental Laws now or hereafter enacted.

         9. NOTICE. All notices hereunder shall be given at the following address. If to Indemnitor, to Birch Pond Realty Corporation, 100 Birch Pond Drive, Tilton, New Hampshire 03289 and to DM Management Company, 25 Recreation Park Drive, Hingham, Massachusetts 02043, Attention: Olga Conley; if to Mortgagee, John Hancock Real Estate Finance, Inc., 200 Clarendon Street, T-53, Boston, Massachusetts 02116, Re: Loan No. 3212525. Either party may change their address for notice purposes upon giving fifteen (15) days prior notice thereof in accordance with this section. All notices given hereunder shall be in writing and shall be considered properly given if delivered either personally to such other party, or sent by nationally recognized overnight courier delivery service or by certified mail of the United States Postal Service, postage prepaid return receipt requested, addressed to the other party as set forth above (or to such other address or person as either party entitled to notice may by notice to the other party specify). Unless otherwise specified, notices shall be deemed given as follows: (i) if delivered personally, when delivered, (ii) if delivered by nationally recognized overnight courier delivery service, on the day following the day such material is sent or (iii) if delivered by certified mail, on the third day after the same is deposited in the United States Postal Service as provided above.

         10. AMENDMENT AND WAIVER. This Indemnification Agreement may be amended and observance of any term of this Indemnification Agreement may be waived only with the written consent of Mortgagee.

         11. SEVERABILITY. All provisions contained in this Indemnification Agreement are severable, and the invalidity or unenforceability of any provision shall not affect or impair the validity or enforceability of the remaining provisions of this Indemnification Agreement.

         12. SUCCESSORS AND ASSIGNS. This Indemnification Agreement shall inure to the benefit of and may be enforced by, and the term "Mortgagee" as used in this Agreement shall include, John Hancock Real Estate Finance, Inc. and its successors and assigns, including (a) any subsequent holder of the Note and Mortgage, and (b) any person or entity that acquires the Mortgaged Property at a foreclosure sale or by deed in lieu of foreclosure and the immediate grantee of such person or entity. This Agreement shall be



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                                                                Loan No. 3212525


binding upon and enforceable against Indemnitor and its legal representatives or successors. This Agreement may not be assigned or transferred by Indemnitor, in whole or in part.

         13. DEFINITIONS. "HAZARDOUS MATERIALS" shall mean and include, but shall not be limited to, any petroleum product and all hazardous or toxic substances, wastes or substances, any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any hazardous or toxic wastes or substances which are included under or regulated by any federal, state or local law, rule or regulation (whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to environmental regulations, contamination, clean-up or disclosures and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. section 9601 ET SEQ. ("CERCLA"); The Federal Resource Conservation and Recovery Act, 42 U.S.C. section 6901 ET SEQ. ("RCRA"); Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 ("SARA"); Toxic Substances Control Act, 15 U.S.C. section 2601 ET SEQ. ("TSCA"); the Hazardous Materials Transportation Act, 49 U.S.C. section 1801 ET SEQ.; and any other state superlien or environmental clean-up or disclosure statutes (all such laws, rules and regulations being referred to collectively as "ENVIRONMENTAL LAWS").

         14. JOINT AND SEVERAL LIABILITY. If more than one person is included in the definition of Indemnitor, the liability of all such persons hereunder shall be joint and several.

         15.      SPECIAL STATE PROVISIONS.

                  (a) In the event of any inconsistencies between the other paragraphs of this Indemnification Agreement and this Paragraph 15, the terms and conditions of this Paragraph 15 shall control and be binding.

                  (b) ENVIRONMENTAL LAWS. The term "Environmental Laws" shall be deemed to include, without limitation, the following statutes: New Hampshire RSA 125-A, 125-C, 125-I, 146-A, 146-C, 147-A, 147-B, 149-I
         and 149-M, as they may be amended.


    [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE(S) FOLLOW(S)]



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


         IN WITNESS WHEREOF, Indemnitor has executed this instrument under seal the day and year first above written.

                                BIRCH POND REALTY CORPORATION
                                (doing business in the State of New Hampshire as BPRC)



                                By: /s/ Olga L. Conley
                                   --------------------------------------------
                                Name: OLGA L. CONLEY
                                Its:  TREASURER




                                DM MANAGEMENT COMPANY



                                By: /s/ Olga L. Conley
                                   --------------------------------------------
                                Name: OLGA L. CONLEY
                                Its:  CHIEF FINANCIAL OFFICER

                                    EXHIBIT A

                                  LEGAL CLAIMS

From time to time DM Management Company (the "Company") receives claims asserting infringement by the Company of trademark and other intellectual property rights. These claims are normally resolved without formal legal proceedings and without payment by the Company of significant amounts of money. The following is a summary of a recently received claim:

         The Company received a letter from Williams-Sonoma, Inc. dated December 2, 1998 alleging certain infringement by the Company of Williams-Sonoma's intellectual property rights in its Pottery Barn catalogs and certain unethical use by the Company of Williams-Sonoma's mailing lists. The Company believes that these claims are without merit, and the Company's attorneys have responded on the Company's behalf through a letter to Williams-Sonoma's attorneys dated December 22, 1998. To date the Company and its attorneys have not heard anything further from Williams-Sonoma or its attorneys.

                                    EXHIBIT B

                         WARRANTIES AND REPRESENTATIONS

The Environmental Questionnaire and Certificate originally submitted to Mortgagee by DM Management Company failed to state that Complying Hazardous Materials are located on the Mortgaged Property.
















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